EXECUTION VERSION

Exhibit 10.2

FOURTH AMENDMENT TO LOAN AGREEMENT

This FOURTH AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is made and entered into as of August 2, 2022 by and among GRAHAM CORPORATION, a Delaware corporation (the “Borrower”), GHM Acquisition Corp., a Delaware corporation (“GHM”), Graham Acquisition I, LLC, a Delaware limited liability company (“Acquisition”), BARBER-NICHOLS, LLC, a Colorado limited liability company (“BNI” and, collectively with GHM and Acquisition, the “Guarantors” and each a “Guarantor”; the Guarantors, together with the Borrower, the “Obligors” and each an “Obligor”), and BANK OF AMERICA, N.A. (the “Bank”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

RECITALS

. The Bank has extended credit to the Borrower pursuant to that certain Loan Agreement, dated as of June 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Bank and the Borrower.

. The Obligors have requested that the Bank make certain amendments to the Loan Agreement.

. The Bank has agreed to do so, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

. Estoppel, Acknowledgement and Reaffirmation. Each Obligor hereby acknowledges and agrees that, as of August 1, 2022: (a) the outstanding principal balance of the Line of Credit was not less than $2,000,000.00; (b) the aggregate face amount of the issued and outstanding Letters of Credit was not less than $4,148,465.70; and (c) the outstanding principal balance of the Facility No. 2 Commitment was not less than 17,666,666.62, each of which amounts constitutes a valid and subsisting obligation of each Obligor to the Bank that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Obligor acknowledges its obligations under the Loan Documents to which it is party, reaffirms that each of the liens and security interests created and granted in or pursuant to such Loan Documents is valid and subsisting and agrees that this Agreement shall in no manner impair or otherwise adversely affect such obligations, liens or security interests.

. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

() Clause (y) in the proviso to Section 8.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(y) the aggregate balance of cash held by Graham China in deposit accounts that are not maintained with the Bank shall not exceed $1,000,000 at any time; provided, that Graham China shall be permitted to deposit up to an additional $3,000,000 into deposit accounts maintained with China Construction Bank so long as such cash is used solely to cash collateralize bank guarantees issued by China Construction Bank.

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(b) Section 8.7(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(d) Liabilities in connection with letters of credit or bank guarantees that are secured by cash.

(c) Section 8.8(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(e) Cash collateral to secure letters of credit or bank guarantees.

. Payment of Fees and Expenses. Without in any way limiting the obligations of the Obligors under the Loan Documents, upon demand therefor, the Obligors shall promptly pay all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Bank (including, without limitation, the reasonable and documented fees and out-of-pocket costs and expenses of the Bank’s counsel and financial advisor) in connection with this Agreement, the Loan Agreement and the other Loan Documents and the various transactions contemplated hereby and thereby.

. Effectiveness; Conditions Precedent. This Agreement shall become effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Bank:

() the Bank shall have received counterparts of this Agreement duly executed by each Obligor and the Bank;

(b) the Bank shall have received reimbursement from the Obligors for all fees and expenses of the Bank incurred in connection with this Agreement and the other Loan Documents through the Effective Date, including without limitation the reasonable fees and expenses of the Bank’s counsel and financial advisor; and

(c) the Bank shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of authorized officers of each Obligor as the Bank may require evidencing the identity, authority and capacity of each authorized officer thereof authorized to act as an authorized officer in connection with this Agreement and the other Loan Documents.

. Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate event of default under the Loan Agreement, and this Agreement shall constitute a Loan Document.

. Representations and Warranties. Each Obligor represents and warrants to the Bank as follows:

() After giving effect to this Agreement, no default or event of default exists under the Loan Agreement or the other Loan Documents.

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() After giving effect to this Agreement, the representations and warranties of the Obligors contained in the Loan Documents are true, accurate and complete on and as of the Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

() Each Obligor has the full power and authority to enter, execute and deliver this Agreement and perform its obligations hereunder, under the Loan Agreement, and under each of the other Loan Documents. The execution, delivery and performance by each Obligor of this Agreement, and the performance by each Obligor of the Loan Agreement and each other Loan Document to which it is a party, in each case, are within such Person’s powers and have been authorized by all necessary corporate, limited liability or partnership action of such Person.

() This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to () bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and () general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

() No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

() The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its subsidiaries.

. No Actions, Claims. As of the date hereof, each Obligor hereby represents, acknowledges and confirms that such Person has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against any member of the Bank Group (as defined below) arising from any action by any member of the Bank Group, or the failure of any member of the Bank Group to act, in any way in connection with this Agreement, the Loan Agreement or the other Loan Documents on or prior to the date hereof.

. Release. In consideration of the Bank’s agreements set forth herein, each Obligor hereby releases and forever discharges the Bank and each of the Bank’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (hereinafter, all of the above collectively referred to as the “Bank Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Obligor may have or claim to have against any member of the Bank Group.

. No Third-Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person (other than any member of the Bank Group who is not a party to this Agreement with respect to the provisions of Sections 7 and 8 hereof, which Persons are intended to be third party beneficiaries of this Agreement) shall have or be entitled to assert rights or benefits under this Agreement.

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. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile, .pdf or other electronic means shall be effective as an original.

. Governing Law; Venue and Jurisdiction; Waiver of Jury Trial; Waiver of Class Actions. The governing law, venue and jurisdiction, waiver of jury trial and waiver of class actions provisions found in Sections 11.2, 11.3, 11.5 and 11.6 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

. Miscellaneous.

() Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

() Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

() Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan Agreement to be duly executed as of the date first above written.

BORROWER: GRAHAM CORPORATION,

a Delaware corporation

By: /s/ Christopher Thome

Name: Christopher Thome

Title: Vice President and CFO

GUARANTORS: GHM ACQUISITION CORP.,

a Delaware corporation

By: /s/ Daniel Thoren ______

Name: Daniel Thoren

Title: President and CEO

GRAHAM ACQUISITION I, LLC,

a Delaware limited liability company

By: /s/ Daniel Thoren ______

Name: Daniel Thoren

Title: President

BARBER-NICHOLS, LLC,

a Colorado limited liability company

By: /s/ Daniel Thoren ______

Name: Daniel Thoren

Title: President

Graham India Private Ltd.,

an Indian corporation

By: /s/ Daniel Thoren ______

Name: Daniel Thoren

Title: Director

Graham Vacuum and Heat Transfer Technology (Suzhou) Co., Ltd.,

a Chinese corporation

By: /s/ Daniel Thoren ______

Name: Daniel Thoren

Title: Director

GRAHAM CORPORATION

FOURTH AMENDMENT TO LOAN AGREEMENT

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BANK: BANK OF AMERICA, N.A.

By: /s/ Matthew Smith ______

Name: Matthew Smith

Title: Senior Vice President

GRAHAM CORPORATION

FOURTH AMENDMENT TO LOAN AGREEMENT

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